Exhibit 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Bank of America Corporation

Address:	Bank of America Corporate Center
100 N Tryon Street
Charlotte, North Carolina 28255

Date of Event Requiring Statement (Month/Day/Year):	November 30, 2023

Issuer Name and Ticker or Trading Symbol:	Invesco Pennsylvania Value Municipal Income Trust (VPV)

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	BANK OF AMERICA CORPORATION

	By:	/s/ Michael Jentis
Name: Michael Jentis
Title: Attorney-in-fact
Date: December 4, 2023

Item	Information
Name:	Banc of America Preferred Funding Corporation

Address:	214 North Tryon Street
Charlotte, North Carolina 28255

Date of Event Requiring Statement (Month/Day/Year):	November 30, 2023

Issuer Name and Ticker or Trading Symbol:	Invesco Pennsylvania Value Municipal Income Trust (VPV)

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	BANC OF AMERICA PREFERRED FUNDING CORPORATION

	By:	/s/ Michael Jentis
Name:Michael Jentis
Title: Authorized Signatory
Date: December 4, 2023